Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    Form 8-K

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                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2004

                                   ABSS CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                                            73-1215433
(State or other jurisdiction   (Commission File No.)      (IRS Employer
     of Jurisdiction)                                     Identification Number)

                 385 Freeport, #1, Sparks NV                    89431
         (Address of principal executive offices)          (Postal Code)

        Registrant's telephone number, including area code: 917-981-4569

Item 4.  Changes in Registrant's Certifying Accountant

(a)  Previous independent accountants

     (i) On February 16, 2004, the Registrant dismissed Sellers & Andersen, LLC from its position as the above company's independent accountants.

     (ii) The audit report of Sellers & Andersen, LLC dated April 28, 2003 for the year ended December 31, 2002 did not contain an adverse opinion, disclaimer of opinion or modification of the opinion other than one of a going concern.

     (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

     (iv) In connection with its audits for the two most recent fiscal years and review of financial statements through September 30, 2003, there have been no disagreements with Sellers & Andersen, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sellers & Andersen, LLC would have caused them to make reference thereto in their report on the financial statements.

     (v) During the two most recent fiscal years and through September 30, 2003, there have been no reportable events (as defined in Regulation S-K Item 304 (a ) (1)(v)).

     (vi) The Registrant requested that Sellers & Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

(b)  New independent accountants

     On February 16, 2004, the Registrant engaged Madsen & Associates, CPA's Inc, to audit its financial statements for the period ended December 31, 2003. During the two most recent fiscal years as well as the period through September 30, 2003 the Registrant has not consulted with Madsen & Associates, CPA's, Inc. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.

Item 7,  Financial Statement and Exhibits

(c)  Exhibits;

     Letter from Sellers & Andersen, LLC dated February 13, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Name: /s/ Alan Lew
                               -------------------------
                               Title: President



Date:   February 23, 2004